Exhibit 10.5

                               SUBLEASE AGREEMENT

      THIS SUBLEASE (this "Sublease") dated this 12th day of May, 1999, is entered into by and between Blue Cross and Blue Shield of North Carolina, hereinafter referred to as "Sublandlord," and Trimeris, Inc., hereinafter referred to as "Subtenant."

      WHEREAS, Sublandlord, as tenant, and Hamad Jassim Althani, as landlord, hereinafter referred to as "Prime Landlord," entered into that certain lease agreement dated November 8, 1994, as amended by first amendment to lease agreement dated December 15, 1995, and second amendment to lease agreement dated February 1999 (as amended, the "Prime Lease") pertaining to the rental of approximately 15,658 rentable square feet known as Suite 390, which is the entire third floor of that certain building known as South Park Office Center, located at 3815 Westgate Drive, Durham, Durham County, North Carolina (the "Premises").

      WHEREAS, Sublandlord desires to sublet the Premises to Subtenant, subject to the written consent of the Prime Landlord, and Subtenant desires to sublet the Premises from Sublandlord in accordance with the terms and provisions provided herein.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Sublandlord and Subtenant hereby agree as follows:

1. The Sublandlord hereby sublets and demises to the Subtenant, and the Subtenant hereby leases from the Sublandlord, the Premises, together with Sublandlord's rights in all improvements located thereon and with all rights, privileges and appurtenances thereto or therein to the extent of the Premises, for a term commencing on the day that this Sublease is fully executed by the parties, approved in writing by Prime Landlord, and the Premises is delivered to Subtenant, but in no event later than May 15, 1999; and expiring on December 31, 2001 (the "Term").

2. Subtenant shall pay Sublandlord monthly rent throughout the Term, in advance on the first day of each and every month of the Term in the amounts set forth in the Prime Lease and adjusted annually by Prime Landlord. Sublandlord shall notify Subtenant promptly of any increase in rent once Sublandlord has received notice from Prime Landlord. Subject to paragraph 10 hereof, all rent and any other sums due to Sublandlord shall be paid to Sublandlord at Attn: Penny Kaffenberger Blue Cross and Blue Shield of North Carolina, P.O. Box 2291, Durham, North Carolina 27707 or at such other address directed by Sublandlord. The first monthly installment of rent, Twenty-three Thousand Six Hundred Fifty Six and 63/100 ($23,656.63), shall be paid and delivered to Sublandlord at execution of this Sublease by Subtenant, provided, however, that if the Term commences on a date other than the first day of the month, rent for the first month of the Term shall be prorated based on the number of days remaining in the first month of the Term.

3. In addition to the monthly rent stated above, Subtenant shall also reimburse Sublandlord for Sublandlord's proportionate share of the operating expense increases within 10 days of receiving invoice, as outlined in the Prime Lease, which amounts shall be paid to Sublandlord upon receipt of invoice. Sublandlord shall notify Subtenant promptly of any change in such operating expenses once Sublandlord has received such information from Prime Landlord.

4. Unless otherwise defined in this Sublease, all capitalized terms used herein that are defined in the Prime Lease, shall have the meaning ascribed to such term in the Prime Lease.

5. Except as otherwise provided in this Sublease, the terms, provisions and conditions contained in the Prime Lease are incorporated herein by reference, and are made a part hereof as if set forth at length herein; provided, however, that:

      a. each reference in the Prime Lease to "Lease" shall be deemed a reference to "Sublease";

      b. each reference in the Prime Lease to the "leased premises" or "Leased Premises" shall be deemed a reference to the "Premises";

      c. each reference in the Prime Lease to "Lessor" and "Lessee" shall be deemed a reference to "Sublandlord" and "Subtenant," respectively; provided, however, the following provisions of the Prime Lease are expressly not incorporated herein by reference: paragraphs 2, 22, 23, 35(c), 35(d), 35(g), and 37; the section entitled "Lessor's Liability"; the section entitled "Lessor Improvements on exhibit A; exhibit D; exhibit F; paragraphs 7 and 8 of the first amendment to lease agreement;

      d. except as provided in this Sublease, (i) all terms, covenants, and conditions which Sublandlord is bound to comply with under the Prime Lease shall be binding upon Subtenant hereunder, (ii) Subtenant agrees to observe or perform the terms, covenants and conditions on its part to be observed and performed by Sublandlord as tenant under the Prime Lease and Subtenant agrees to be bound by the provisions of the Prime Lease, and (iii) the remedies of the parties, as Subtenant and Sublandlord hereunder shall be the same as the respective remedies of the Lessor and Lessee under the Prime Lease;

      e. Sublandlord shall have no obligation or liability to Subtenant in the event that the Prime Landlord fails to perform any of its obligations under the Prime Lease, unless such failure arose as a result of Sublandlord's defaulting in the performance of any of Sublandlord's obligations under the Prime Lease beyond any applicable cure periods contained therein, and Subtenant shall look solely to the Prime Landlord for the performance of any such obligations; provided, however, Sublandlord shall use its reasonable good faith efforts to cooperate with Subtenant to obtain Prime Landlord's performance of its obligations or to cause Prime Landlord to perform its obligations; and

      f. each obligation of tenant under the Prime Lease assumed hereunder by Subtenant by operation of this Sublease shall commence as of the Commencement Date, and in no event shall Subtenant be liable for any costs, claims, damages, or violations of the Lease caused by Sublandlord or on behalf of Sublandlord prior to the Commencement Date.

6. Sublandlord shall not commit or permit to be committed any act or omission which shall violate any term or condition of the Prime Lease or do anything which would result in a default by it under the Prime Lease, cause the Prime Lease to be terminated, rejected or forfeited, or cause the Sublease or the Term to be terminated or forfeited. Sublandlord covenants that it shall not, by any action, avoid or seek to avoid the observance or performance of the terms to be observed or performed by Sublandlord under the Prime Lease.

7. Sublandlord agrees that it will not modify, amend or change the Prime Lease in any manner that would affect the Subtenant's right hereunder without Subtenant's prior written consent and that it will not do anything or permit anything to be done that would cause the Sublease or the Term hereof to be terminated or forfeited.

8. Sublandlord represents and warrants, that as of the date hereof, (i) neither Prime Landlord nor Sublandlord are in default (or with the mere passage of time or the giving of notice would ripen into a default) under the terms of the Prime Lease; and (ii) a true, correct and complete copy of the Prime Lease is attached hereto as exhibit A.

9. Notwithstanding anything in this Sublease to the contrary, Sublandlord hereby irrevocably appoints Subtenant as its attorney-in-fact coupled with an interest to seek performance of Prime Landlord's obligations under the Prime Lease directly from Prime Landlord to the extent that such obligations are those which Sublandlord owes to Subtenant under this Sublease.

10.   Intentionally omitted.

11.   Sublandlord  covenants  and agrees to deliver to  Subtenant,  within one
      (1) business day of receipt by Sublandlord, copies of any notices of default or of events, which with the further passage of time could ripen into a default, received by Sublandlord from Prime Landlord under the Prime Lease. Upon receiving any other written notice, statement or other written communication from Prime Landlord which pertains to the Premises, the party receiving such notice shall forward a copy of such notice to the other.

12. Subtenant agrees at its expense to keep and maintain the Premises in good repair and in a good, sanitary and safe condition and to return the Premises to Sublandlord at the end of the Term in as good a condition as received, normal wear and tear and casualty excepted.

13. Subtenant acknowledges that this Sublease shall not be effective unless and until Prime Landlord's written consent is given.

14. It is understood and agreed upon by all parties hereto that neither the Sublease of the above described Premises, nor anything contained in this agreement shall release the Sublandlord from its duty and obligation to perform and be bound by all the covenants, terms, and conditions contained in the Prime Lease with the Prime Landlord provided, however, that Subtenant shall perform all such duties and obligations and be bound by such covenants, terms, and conditions in the first instance.

15. Sublandlord agrees that if Subtenant pays all rent and other sums due hereunder and performs all of the terms and conditions of this Sublease and of the Prime Lease required hereunder, that Subtenant's quiet enjoyment of the Premises for the Term shall not be disturbed or interfered with by Sublandlord.

16. Notwithstanding anything herein to the contrary, Subtenant agrees that it will not assign this Sublease or sublet the Premises without the prior written approval of the Prime Landlord and Sublandlord, which approval by Sublandlord will not be unreasonably withheld, conditioned or delayed.

17. During the term of this Sublease, Subtenant, at its sole cost and expense and for the mutual benefit of the Sublandlord, Prime Landlord and Subtenant shall carry and maintain comprehensive public liability insurance, including property damage, insuring Sublandlord, Prime Landlord, and Subtenant against liability for injury to persons or property occurring in or about the Premises arising out of the use or occupancy thereof, and Subtenant shall name Sublandlord and Prime Landlord as additional insureds hereunder. Said liability insurance shall be in amounts as called for in the Prime Lease. On or before the commencement of this Sublease, Subtenant shall deliver to Sublandlord a copy of a certificate of insurance evidencing that such insurance has been purchased and is in effect. Any insurance which Subtenant is required to maintain under this Sublease shall include a provision which requires the insurance carrier to give Prime Landlord and Sublandlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage. Further, if Subtenant fails to maintain said liability insurance, this act shall be a material breach of this Sublease, and Sublandlord may elect any of its remedies under this Sublease, and, in addition, Sublandlord may obtain such insurance on behalf of Subtenant, in which case Subtenant shall reimburse Sublandlord for the costs thereof within fifteen (15) days after receipt of a statement indicating the cost of such insurance.

18. Subtenant shall not do or permit to be done or omit or permit to be omitted any act or thing that will constitute or cause a breach or violation of any of the terms, covenants or conditions of the Prime Lease or this Sublease. Each party will indemnify and hold harmless the other from and against all losses, costs, damages, expenses and liability, including reasonable attorneys' fees actually incurred, which may be incurred or pay out by reason of injuries to person or property occurring in, on or about the Premises, occasioned by such party's use, occupancy, negligence or intentional acts or by reason of any breach or default of this Sublease.

19. Sublandlord hereby represents that to the best of its knowledge it knows of no facts or circumstances related to environmental matters concerning the Premises that could lead to any future environmental claims, liabilities, responsibilities against Subtenant. Sublandlord shall indemnify and hold Subtenant harmless from all costs, losses, damages, liabilities or claims (including reasonable attorney's fees) arising out of the operations or activities or presence of Sublandlord on the Premises relating to environmental matters.

20. The Premises shall be delivered to Subtenant in AS-IS condition. Any improvements to be performed within the Premises must have Sublandlord's and Prime Landlord's prior written consent, which consent by Sublandlord will not be unreasonably withheld, conditioned, or delayed. Such improvements shall be paid for by Subtenant and removed by Subtenant at the expiration of the Term if so required under the Prime Lease and with all resulting damage to the Premises from such removal also repaired to its original condition as at the commencement of the Term by Subtenant at its sole cost and expense.

21. Together with the payment made at Sublease execution of the first monthly installment of rent, and expenses, Subtenant shall deposit with Sublandlord the sum of Twenty-three Thousand Six Hundred Fifty Six and 63/100 dollars ($23,656.63), as security for Subtenant's obligations under this Sublease. Sublandlord will not be required to keep the security deposit separate from its general funds and Subtenant shall not be entitled to interest on the security deposit. The security deposit will not be a limitation on Sublandlord's damages or other rights under this Sublease. If Subtenant pays all such due amounts and performed all of its obligations under this Sublease, Sublandlord will return the unused portion of the security deposit to Subtenant within thirty (30) days after the expiration or earlier termination of the Term.

22. The parties also agree that (a) Subtenant shall use and occupy the Premises solely for uses permitted in the Prime Lease; (b) Sublandlord's refusal to consent to or to approve any matter or thing, whenever Sublandlord's consent or approval is required under this Sublease or under the Prime Lease, shall be deemed reasonable if Prime Landlord has refused to give such consent or approval; provided
      Sublandlord agrees to use reasonable efforts and good faith to assist Subtenant in obtaining Prime Landlord's consent; (c) if for any reason the term of the Prime Lease shall be terminated prior to the expiration date of the Sublease, the Sublease shall thereupon be automatically terminated, and Sublandlord shall not be liable to Subtenant by reason thereof, unless such termination shall have been affected because of the breach or default by Sublandlord under the Prime Lease not occasioned by any breach or default by Subtenant, but Subtenant shall be entitled whatever rights and remedies against the Prime Landlord that may be available to Sublandlord in connection with such termination, provided, however, that Subtenant shall receive from Sublandlord prompt notice of any default under the Prime Lease by
      Sublandlord and Subtenant shall have the right to cure such default; and (d) Subtenant acknowledges and agrees that in the event Subtenant fails to vacate the Premises when required hereunder, Sublandlord may incur damages under the terms of the Prime Lease, in which event, Subtenant agrees to indemnify and hold harmless Sublandlord from and against any and all costs, expenses and liabilities (including reasonable attorneys' fees) incurred by Sublandlord arising out of such failure.

23. Any notice required to be given by either party to the other shall be in writing and shall be (a) delivered personally, and the giving of such notice shall be complete on the date of delivery; (b) sent by reputable overnight delivery service, and the giving of such notice shall be complete on the immediately succeeding business day after such notice is deposited with such delivery service, or (c) sent by United States registered or certified mail, postage prepaid, return receipt request, and the giving of such notice shall be complete on the immediately succeeding second business day after such notice is deposited into the U.S. mail; at the following addresses:

            If to Sublandlord:
            Blue Cross and Blue Shield of North Carolina
            Post Office Box 2291
            Durham, North Carolina 27702-2291
            Attn: Joseph A. Palumbo
                  Senior Director - Corporate Services

            If to Subtenant:
            Trimeris, Inc.
            Two University Place, Suite 100
            4727 University Drive
            Durham, North Carolina 27707
            Attn: Chief Financial Officer

            With a copy to Prime Landlord:
            Hamad Jassim Althani by Rajai Zumot
            c/o CB Richard Ellis
            Post Office Box 19206
            Raleigh, North Carolina 27619
            Attn: Mark Andrews

      Either party may change its address by written notice to the other.

24. Sublandlord and Subtenant each represent and warrant to the other that it had no dealings with any broker or agent in connection with the Sublease except for Vector Properties, LLC and Corporate Realty Advisors. Sublandlord shall be responsible for payment of any and all fees payable to Vector Properties, LLC and Corporate Realty Advisors as a result of this Sublease.

25. To the extent any terms or provisions or this Sublease are inconsistent with or shall conflict with any other terms or provisions of the Prime Lease, the terms and provisions of this Sublease shall control.

26. This Sublease and the exhibits incorporated herein by reference set forth all of the agreements, covenants, representations and warranties of Sublandlord and Subtenant. No modification or amendment of this Sublease shall be binding or effective unless in writing signed by Sublandlord and Subtenant.

      IN WITNESS WHEREOF, the parties hereto have executed this Sublease the day and year first written above.

                                    Blue  Cross  and  Blue   Shield  of  North
                                    Carolina

                                    By:/s/ Kenneth C. Otis II
                                       -------------------------------------
                                    Name: Kenneth C. Otis II
                                         -----------------------------------
                                    Its: President
                                        ------------------------------------
                                    Date: May 12, 1999
                                         -----------------------------------

                                    Trimeris, Inc.

                                    By: /s/ Matthew A. Megaro
                                       -------------------------------------
                                    Name: Matthew A. Megaro
                                         -----------------------------------
                                    Its: President
                                        ------------------------------------
                                    Date: April 27, 1999
                                         -----------------------------------

                      CONSENT OF PRIME LANDLORD TO SUBLEASE

      The Prime Landlord, Hamad Jassim Althani, as landlord, entered into that certain Prime Lease pertaining to the rental of the Premises, and hereby consents to the sublease of the Premises under the terms and conditions set forth in the Sublease dated as of May 12, 1999, by and between Blue Cross and Blue Shield North Carolina and Trimeris, Inc., to which this consent is attached. This consent shall apply only to this Sublease and shall not be deemed to be consent to any other sublease or assignment by Sublandlord. The Prime Lease remains in full force and effect and the obligations of the Prime Landlord and the Sublandlord pursuant to the Prime Lease are not modified or extinguished by this Sublease. Prime Landlord agrees to accept the tender of rent and the performance of other obligations of Sublandlord under the Prime Lease from Subtenant as if tendered or performed by Sublandlord.

      Prime Landlord represents and warrants to Subtenant, that as of the date hereof, (i) neither Prime Landlord nor Sublandlord are in default (or with the mere passage of time or the giving of notice would ripen into a default) under the terms of the Prime Lease; (ii) a true, correct and complete copy of the Prime Lease is attached hereto as exhibit A; and (iii) no further consent or approval is required of any lender having an interest in the Premises or any other party claiming an interest in and to the Premises through Prime Landlord to the sublease of the Premises.

      As a material inducement for the Subtenant to enter into the Sublease, Prime Landlord hereby agrees with the Subtenant that after the commencement of occupancy of the Premises by Subtenant, if Sublandlord shall fail at any time to make any payment or perform any obligation as tenant under the Prime Lease in accordance with its terms and if Prime Landlord shall then declare Sublandlord in default under the Prime Lease, Prime Landlord shall not exercise any remedy for the Sublandlord's default which would affect any rights of the Subtenant under the Sublease, including, but not limited to a termination of the Sublandlord's rights of possession to the Premises under Prime Lease, or a termination of the Prime Lease, without in each instance the Prime Landlord giving the Subtenant notice of such default under the Prime Lease with particularity at the address set forth in Sublease and an opportunity of the Subtenant to cure such Sublandlord's default. If the Sublandlord's default under Prime Lease is a monetary default, Subtenant shall have the right, but not the obligation, over a period of ten (10) days after written notice from Prime Landlord of the default to make such payment, and if the Sublandlord's default is a non-monetary default, then Subtenant shall have the right, but not the obligation, over a period of thirty (30) days after written notice from Prime Landlord of the default to perform such obligation the subject of the default, provided however, if such performance cannot be completed within such thirty
(30) day period, Subtenant shall be permitted to proceed with such cure for as long as Subtenant continues and diligently proceeds to complete same, and upon the performance by the Subtenant as set forth above, the default of the Sublandlord under the Prime Lease shall be deemed cured. Prime Landlord agrees to accept the performance by Subtenant as set forth herein as performance by the Sublandlord under the provisions of the Prime Lease; provided, however, that the performance by the Subtenant of the Sublandlord's obligations under the Prime Lease in curing such default shall not prejudice the Subtenant's rights against the Sublandlord.

      The execution of this consent by Prime Landlord is not a release by Prime Landlord of Sublandlord of any of its duties and obligations under the Prime Lease.

                                    PRIME LANDLORD:

                                    Hamad Jassim Althani


                                    By:_____________________________________